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                                                                   EXHIBIT 99(I)
                               THOMAS & BETTS CORPORATION
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               THOMAS & BETTS CORPORATION
                                  1555 LYNNFIELD ROAD
                                MEMPHIS, TENNESSEE 38119
                                                                           PROXY

            The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Shareholders of Thomas & Betts Corporation, a Tennessee corporation ("T&B"), to be held at The Memphis Marriott, 2625 Thousand Oaks Boulevard, Memphis, Tennessee 38118 on December 11, 1996 at 8:00 a.m., local time (the "Meeting"), and at any adjournments or postponements thereof, and the Joint Proxy Statement/Prospectus furnished in connection therewith, and (2) appoints T. Kevin Dunnigan and Clyde R. Moore, and each of them, as his or her proxies (with full power of substitution) for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock, no par value (the "T&B Common Stock"), standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Meeting, and at any adjournments or postponements thereof.
                                               (change of address/comments)

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                                            (IF YOU HAVE WRITTEN IN THE ABOVE
                                           SPACE, PLEASE MARK THE CORRESPONDING
                                          BOX ON THE REVERSE SIDE OF THIS CARD)

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
   SEE REVERSE
      SIDE
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
/X/        Please mark your
           votes as in the
           example
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THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS SPECIFIED
BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

The undersigned directs that this proxy be voted as follows:
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
                                                                               FOR        AGAINST        ABSTAIN
(1) To approve the Agreement and Plan of Merger (the "Merger Agreement"),      / /          / /            / /
   among Augat Inc., a Massachusetts corporation, T&B and EG Acquisitions
   Corp., a Delaware corporation and a wholly-owned subsidiary of T&B, dated as of October 7, 1996, and to approve the transactions contemplated by the
   Merger Agreement, including the issuance of shares of T&B Common Stock pursuant to the Merger Agreement.
(2) In the discretion of proxies named above, on such other business as may properly come before the meeting or any adjournments or postponements thereof.


(1) To approve the Agreement and Plan of Merger (the "Merger Agreement"),                                             Check this box
   among Augat Inc., a Massachusetts corporation, T&B and EG Acquisitions                                             to make change
   Corp., a Delaware corporation and a wholly-owned subsidiary of T&B,                                                   of address.
   dated as of October 7, 1996, and to approve the transactions contemplated by the
   Merger Agreement, including the issuance of shares of T&B Common Stock   Notwithstanding shareholder approval of the foregoing
   pursuant to the Merger Agreement.                                        proposals, T&B reserves the right to terminate the
                                                                            Merger Agreement and abandon the Merger at any time
                                                                            prior to the consummation of the Merger and the
(2) In the discretion of proxies named above, on such other business as     transactions contemplated thereby, subject to the terms
   may properly come before the meeting or any adjournments or              and conditions of the Merger Agreement.
   postponements thereof.
                                                                            Holders of T&B Common Stock will not be entitled to
                                                                            dissenters' rights in connection with the Merger.
                                                                            The undersigned hereby revokes any proxy heretofore
                                                                            given to vote or act with respect to the T&B Common
                                                                            Stock and hereby ratifies and confirms all that the
                                                                            proxies, their substitutes, or any of them may lawfully
                                                                            do by virtue hereof.

                                                                            PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY IN THE
                                                                            ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN
                                                                            THE UNITED STATES.

                                                                            PLEASE DATE THIS PROXY AND SIGN YOUR NAME EXACTLY AS IT
                                                                            APPEARS HEREON. WHERE THERE IS MORE THAN ONE OWNER, EACH
                                                                            SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR,
                                                                            EXECUTOR, GUARDIAN, OR TRUSTEE, PLEASE ADD YOUR TITLE AS
                                                                            SUCH. IF EXECUTED BY A CORPORATION, THE PROXY SHOULD BE
                                                                            SIGNED BY A DULY AUTHORIZED OFFICER AND STATE THE FULL
                                                                            NAME OF THE CORPORATION.

                                                                            SIGNATURE(S)
(DATE)


(1) To approve the Agreement and Plan of Merger (the "Merger Agreement"),      / /
   among Augat Inc., a Massachusetts corporation, T&B and EG Acquisitions
   Corp., a Delaware corporation and a wholly-owned subsidiary of T&B, dated as of October 7, 1996, and to approve the transactions contemplated by the
   Merger Agreement, including the issuance of shares of T&B Common Stock pursuant to the Merger Agreement.

(2) In the discretion of proxies named above, on such other business as may properly come before the meeting or any adjournments or postponements thereof.

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